Exhibit 10.6
Restricted Stock Agreement
MARINER ENERGY, INC.
SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN

Grantee:

Date of Grant:

RS Grant Number:

Number of Restricted Shares Granted:

     1. Notice of Grant. Subject to the terms and conditions of the Mariner Energy, Inc. Second Amended and Restated Stock Incentive Plan, as may be amended or restated from time to time (the “Plan”), and this Agreement, you are hereby granted pursuant to the Plan, the above number of restricted shares of Common Stock (“Restricted Stock”) of Mariner Energy, Inc. (the “Company”).
     2. Vesting of Restricted Stock. Subject to the further provisions of this Agreement, if you continue in service as a Director until the dates specified below, the shares of Restricted Stock shall become vested in accordance with the following schedule:
     Notwithstanding the above vesting schedule, but subject to the further provisions hereof, upon the occurrence of the following events the unvested shares of Restricted Stock shall vest or be forfeited as provided below:
     (a) Disability. If you should cease to serve as a Director of the Company by reason of a disability, the unvested shares of Restricted Stock shall become fully vested. For purposes of this Agreement, the term “disability” shall mean the inability or incapacity of the Grantee to perform the essential functions of the Director’s position as a director of the Company. Such inability or incapacity shall be documented to the reasonable satisfaction of the Board by appropriate correspondence from physicians who are reasonably satisfactory to the Board.
     (b) Death. If you die while serving as a Director of the Company, the unvested shares of Restricted Stock shall become fully vested.
     (c) Change of Control. If you have served as a Director of the Company continuously from the Date of Grant to the date upon which a Change of Control occurs, then the unvested shares of Restricted Stock shall become fully vested upon the date of such Change of Control.
     For purposes of this Agreement, “Change of Control” shall mean, after the Date of Grant, (i) any person or group of affiliated or associated persons acquires more than 35% of the voting power in the Company; (ii) the consummation of a sale of all or substantially all of the assets of the Company; (iii) the dissolution of the Company; or (iv)

the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization.
     (d) Termination of Service. If you cease to serve as a Director of the Company for any reason other than as provided in paragraph 3(a) or 3(b) above, the unvested shares of Restricted Stock shall be forfeited without consideration as of the date of termination of service.
     All cash dividends on unvested shares of Restricted Stock held by you shall be paid to you no later than the later of (i) the end of the calendar year in which the dividends are paid to shareholders of Company Common Stock or (ii) the 15th day of the third month following the date the dividends are paid to shareholders. Any stock dividends shall result in an automatic adjustment to the number of shares of Restricted Stock subject to the vesting provisions of this award in accordance with the terms of the Plan.
     3. Book Entry. A book entry evidencing the shares of Restricted Stock shall be made in your name in the books of the Company maintained by its transfer agent, pursuant to which you shall have all of the rights of a shareholder of the Company (except with respect to dividends as provided above) with respect to the shares of Restricted Stock, including, without limitation, voting rights. The book entry shall reflect the restrictions on transfer set forth in Section 4 below. Upon vesting, the Company shall cause the book entry to be amended to remove any restrictions (except for any restrictions required pursuant to applicable securities laws or any other agreement to which you are a party) with respect to the shares of Restricted Stock that have vested.
     4. Nontransferability of Restricted Stock. Prior to vesting, you may not sell, transfer, pledge, exchange, hypothecate or dispose of the shares of Restricted Stock in any manner otherwise than by will or by the laws of descent or distribution. A breach of the terms of this Agreement shall cause a forfeiture of all shares of unvested Restricted Stock.
     5. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Texas.
     6. Withholding of Tax. To the extent that the receipt of the shares of Restricted Stock or the vesting thereof results in income to you for federal, state or other tax purposes, unless the Company agrees otherwise, you shall either pay the Company an amount of cash equal to the Company’s tax withholding obligations or have the Company withhold and cancel from the number of shares of Restricted Stock awarded you such number of shares of Restricted Stock as the Company determines to be necessary to satisfy the tax required to be withheld by the Company; provided however, that (a) if you fail to satisfy the Company’s tax withholding obligations, the Company, in its sole discretion, may withhold and cancel from the number of shares of Restricted Stock awarded you such number of shares of Restricted Stock as it determines to be necessary to satisfy the tax required to be withheld by the Company, and

(b) if the vesting of shares of Restricted Stock occurs as the result of your death while serving as a director of the Company, the Company shall withhold and cancel from the number of shares of Restricted Stock awarded you such number of shares of Restricted Stock as it determines to be necessary to satisfy the tax required to be withheld by the Company.
     7. Amendment. Except as provided below, this Agreement may not be modified in any respect by any verbal statement, representation or agreement or by any employee, officer, or representative of the Company or by any written agreement unless signed by you and by an officer of the Company who is expressly authorized by the Company to execute such document. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the terms of this grant do not, in whole or in part, satisfy the requirements of Section 409A of the Internal Revenue Code, to the extent applicable, the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder.
     8. Status of Stock. You agree that the shares of Restricted Stock issued under this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of the terms and provisions of any applicable federal or state securities laws. You also agree that (i) the book entry made (or the certificates, if any are issued) representing the shares of Restricted Stock may bear such restriction, restrictions, legend or legends as the Committee deems appropriate, (ii) the Company may refuse to register the transfer of the Restricted Stock on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, be contrary to the terms and provisions of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock.
     9. General. You agree that the shares of Restricted Stock are granted under and governed by the terms and conditions of the Plan and this Agreement. In the event of any conflict, the terms of the Plan shall control. Capitalized terms used but not defined herein shall have the meanings assigned such terms in the Plan.

MARINER ENERGY, INC.

By:
Name:
Title:

[NAME]

Signature